Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas C. Chesterman, Chief Financial Officer and Treasurer of SenesTech, Inc., certify that:

1.  To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SenesTech, Inc.

Dated: November 13, 2020	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer and Treasurer